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                                                                   EXHIBIT 10.02

DATED                                                               3RD MAY 2000
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(1)     UDATE.COM LIMITED

(2)     MELVYN MORRIS


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                                SERVICE AGREEMENT
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                                    EVERSHEDS
                                11 St James Court
                                   Friar Gate
                                  Derby DE1 1BT
                               Tel: 0133 236 0992
                               Fax: 0133 237 1469

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                                    CONTENTS


CLAUSE                                                                                 PAGE

1       INTERPRETATION....................................................................3
2       PREVIOUS AGREEMENTS...............................................................4
3       APPOINTMENT, TERM AND NOTICE......................................................4
4       DUTIES............................................................................5
5       PLACE OF WORK.....................................................................6
6       HOURS OF WORK.....................................................................6
7       REMUNERATION......................................................................6
8       EXPENSES..........................................................................6
9       MOTOR CAR ALLOWANCE...............................................................7
10      PENSION AND OTHER BENEFITS........................................................7
11      VACATIONS.........................................................................8
12      CONFLICT OF INTERESTS.............................................................8
13      SHARE DEALINGS....................................................................9
14      RESTRICTIVE COVENANTS.............................................................9
15      CONFIDENTIALITY..................................................................13
16      PATENTS..........................................................................14
17      COPYRIGHT........................................................................15
18      INCAPACITY.......................................................................16
19      TERMINATION......................................................................17
20      DEDUCTIONS.......................................................................19
21      DELIVERY OF DOCUMENTS AND PROPERTY...............................................19
22      RESIGNATION AS DIRECTOR..........................................................20
23      RIGHTS FOLLOWING TERMINATION.....................................................21
24      DISCIPLINARY AND GRIEVANCE PROCEDURES............................................21
25      NOTICES..........................................................................21
26      MISCELLANEOUS....................................................................21


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THIS AGREEMENT is made on                                                   2000

BETWEEN

(1) UDate.Com Limited (registered number 3524657) whose registered office is at New Enterprise House, St Helens Street, Derby, DE1 3GY ("the Company"); and

(2) Melvyn Morris of Redmire Gap, Intakes Lane, Turnditch, Derbyshire, DE56 2LU ("the Executive").

OPERATIVE PROVISIONS

1.      INTERPRETATION

1.1     In this Agreement the following expressions have the following meanings:

        "BOARD"                           the Board of Directors of the Company
                                          from time to time

        "GROUP COMPANY"                   any holding company for the time being
                                          of the Company or any subsidiary for
                                          the time being of the Company or of
                                          any such holding company (for which
                                          purpose "holding company" and
                                          "subsidiary" have the meanings
                                          ascribed to them by section 736 of the
                                          Companies Act 1985 (as amended by the
                                          Companies Act 1989))

        "GROUP" the Company and all Group Companies wherever registered or incorporated

        "COMMENCEMENT DATE"               May 2000

        "THE 1996 ACT"                    The Employment Rights Act 1996

        "THE LONDON STOCK EXCHANGE"       London Stock Exchange Limited;

        "PAYE DEDUCTIONS"                 Deductions made to comply with
                                          regulations made under section 203
                                          Income and Corporation Taxes Act 1988
                                          and with any obligations to deduct
                                          national insurance contributions


        "RECOGNISED INVESTMENT            Has the meaning in section 207 of the
                                          Financial


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        EXCHANGE" Services Act 1986.

1.2 References in this Agreement to clauses are to clauses and sub-clauses of this Agreement unless otherwise specified.

1.3 Unless otherwise required words denoting the singular include the plural and vice versa.

1.4 References in this Agreement to statutory provisions include all modifications and re-enactments of them and all subordinate legislation made under them.

1.5 Clause headings are included in this Agreement for convenience only and do not affect its construction.

2.      PREVIOUS AGREEMENTS

2.1 This Agreement contains the entire and only agreement and will govern the relationship between the Company and the Executive from the Commencement Date in substitution for all previous agreements and arrangements whether written, oral or implied between the Company or any Group Company and the Executive relating to the services of the Executive all of which will be deemed to have terminated by consent with effect from the Commencement Date. The Executive and the Company acknowledge that in entering into this Agreement neither has relied on any representation or undertaking by the other whether oral or in writing except as expressly incorporated in this Agreement.

2.2 The Executive hereby acknowledges that he has no outstanding claim of any kind against any Group Company.

2.3 The Executive warrants and represents to the Company that he will not be in breach of any existing or any former terms of employment applicable to him whether express or implied or of any other obligation binding on him by reason of him entering into this Agreement or performing all or any of his duties and obligations under it.

3.      APPOINTMENT, TERM AND NOTICE

3.1 The Company will employ the Executive and the Executive will serve the Company as Chief Executive Officer.

3.2 The appointment will be deemed to have commenced on the Commencement Date and will continue subject as follows unless and until the employment is terminated either

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        by the Company giving to the Executive not less than twelve calendar months' written notice or by the Executive giving to the Company not less than five calendar months' written notice to expire at any time.

3.3 The Executive agrees that at its absolute discretion the Company may terminate the Executive's employment under this Agreement with immediate effect by paying to the Executive in full and final settlement of all claims which he has or may have against the Company or any director, employee or agent of the Company or any Group Company under or arising out of his employment with the Company or any such Group Company, the termination of his employment or otherwise salary (less PAYE deductions) in lieu of the balance of the notice period or remainder of the notice period if at the Company's request the Executive has worked during part of the notice period.

3.4 Notwithstanding the provisions of CLAUSE 3.2, the Executive's employment under this Agreement will automatically terminate on his 65th birthday.

3.5 The Executive's continuous employment with the Company for the purposes of the 1996 Act commenced on 1 April 1998. Employment with Icebreakers Personal Network Limited counts for the purposes of the 1996 Act as part of the Executive's period of continuous employment.

4.      DUTIES

4.1 The Executive will carry out such duties and functions, exercise such powers and comply with such instructions in connection with the business of the Company and the Group Companies as the Board determines from time to time. Except when prevented by illness, accident or holiday as provided below the Executive will devote substantially the whole of his time, attention and skill to the affairs of the Company and where appropriate the Group Companies and use his best endeavours to promote their interests.

4.2 The Executive will if and so long as he is so required by the Company carry out duties for and/or act as director, officer or employee of any other Group Company. The duties attendant on any such appointment will be carried out by the Executive as if they were duties to be performed by him on behalf of the Company under this Agreement.

4.3 The Executive will at all times promptly give to the Board (in writing if requested) all information, explanations and assistance that the Board may require in connection with the business or affairs of the Company and the Group and his employment under this Agreement.

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5.      PLACE OF WORK

5.1 The Executive will perform his duties principally at New Enterprise House, St Helen's Street, Derby of the Company or such other place of business of the Company or of any Group Company as the Company requires whether inside or outside the United Kingdom but the Company will not require him without his prior consent to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

6.      HOURS OF WORK

        The Company's normal office hours are from 9.00 am to 5.00 pm Monday to Friday but the Executive will be required to work outside these hours without additional remuneration in order to meet the requirements of the business and for the proper performance of his duties.

7.      REMUNERATION

7.1 The Company will pay the Executive a salary at the rate of Pound Sterling 203,125.00 per annum with effect from the Commencement Date (or at such higher rate as may from time to time be notified to him by the Board) which salary will accrue from day to day and be payable in arrears by equal monthly instalments on the last Friday of each month.

7.2 The Executive's salary will be subject to reviews by the Board which will be effective on and from the anniversary of the commencement date in each year during the Executive's employment under this Agreement provided that the increase (if any) of such salary will be a matter to be decided at the Board's absolute discretion.

7.3 The salary referred to in CLAUSE 7.1 will be inclusive of any director's fees to which the Executive may be entitled as a director of the Company or of any Group Company.

7.4 The Executive will be entitled to be paid a performance related bonus, calculated at 76% against target achievement and paid quarterly. The first such bonus payment to be made 3 months after the commencement date.

8.      EXPENSES

        The Executive will be reimbursed all out of pocket expenses reasonably and properly incurred by him in the performance of his duties under this Agreement on hotel, travelling, entertainment and other similar items provided that he produces to the Company all relevant vouchers in respect of such expenses.

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9.      MOTOR CAR ALLOWANCE

9.1 During the Executive's employment under this Agreement he will not be provided with a Motor Car. The Executive will receive a payment of Pound Sterling 40,000 per annum representing an allowance for him to purchase or lease a motor vehicle for business and private use, such vehicle to be approved by the Company as suitably commensurate with his status. The allowance will also cover the cost of road fund licence, insurance premiums and running expenses in respect of the motor car including fuel, oil, maintenance and repairs.

10.     PENSION AND OTHER BENEFITS

10.1 The Executive will be entitled to continue to be a member of the Secondary Minitech Retirement Benefit Scheme ("the Pension Scheme") subject to and upon the rules of the Pension Scheme from time to time in effect. There is no contracting out certificate in force in respect of the Executive's employment under the provisions of the Pension Schemes Act 1993.



10.2 During his employment the Executive will be entitled to participate at the Company's expense in the Company's:

        10.2.1  life insurance scheme;

        10.2.2 private medical expenses insurance scheme for the benefit of the Executive and his wife and all dependent children in full time education under the age of 21; and

        10.2.3  permanent health insurance scheme,

        subject to the rules of the said schemes from time to time (and any replacement schemes provided by the Company) and subject to the Executive (and where appropriate his wife and dependent children) being eligible to participate in or benefit from such schemes pursuant to their rules.

10.3 The Executive may be invited to participate in the Company's Share Option Scheme ("the Share Option Scheme") in accordance with its rules from time to time ("the Rules").

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11.     VACATIONS

11.1 In addition to normal public holidays the Executive will be entitled to 25 working days' paid holiday from the Commencement Date until 31 March 2001 and 25 working days' paid holiday in each holiday year after that, such holiday to be taken at such time or times as may be approved by the Board.

11.2 For the purposes of this CLAUSE 11 "holiday year" means the period from 1 April to 31 March in each year. The Executive may carry forward to the following holiday year with the Board's written approval his unused holiday entitlement but he must take any holiday which is carried forward before the end of December in that year.

11.3 The Executive's entitlement to paid holiday in the calendar year in which his employment terminates will be 2.1 days for each completed calendar month in that year rounded up to the nearest half day provided that no such entitlement to paid holiday will arise if the Executive terminates his employment without the Company's consent before the expiry of notice given by him pursuant to CLAUSE 3.2 or without giving notice or if the Company terminates the Executive's employment pursuant to CLAUSE 19.1 or 19.2.

11.4 Where the Executive has taken more or less than his holiday entitlement in the year his employment terminates, a proportionate adjustment will be made by way of addition to or deduction from (as appropriate) his final gross pay calculated on a pro-rata basis.

12.     CONFLICT OF INTERESTS

12.1 The Executive will disclose promptly to the Board in writing all his interests in any business other than that of the Company and the Group and will notify the Board immediately of any change in his external interests. Except with the written consent of the Board (such consent not to be unreasonably withheld) the Executive will not during his employment under this Agreement be directly or indirectly engaged, concerned or interested whether as principal, servant or agent (on his own behalf or on behalf of or in association with any other person) in any other trade, business or occupation competing in any material respect with the business for the time being of the Company or any Group Company other than the business of the Company or any Group Company provided that the Executive will not be precluded from being interested for investment purposes only as a member, debenture holder or beneficial owner of any stock, shares or debentures which are listed or dealt in on a recognised investment exchange and which do not represent more than four per cent. of the total share or loan capital from time to time in issue in such company.

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12.2    The Executive will not during his employment introduce to any other person, firm, company or organisation business of any kind with which the Company or any other Group Company for which he has performed services under this Agreement is able to deal and he will not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the Company or any other Group Company for which he has performed services under this Agreement with any third party without first disclosing such interest or benefit to the Board and obtaining its written approval.

13.     SHARE DEALINGS

13.1 The Executive will comply (where relevant) with every rule of law, every regulation of the London Stock Exchange and every requirement, recommendation or regulation of the Company from time to time in force in relation to dealings with shares, debentures or other securities of the Company or any Group Company and unpublished price-sensitive information affecting the shares, debentures or other securities of any such company. In relation to overseas dealings, the Executive will also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

13.2 The Executive will not (and will procure so far as he is able that his wife and children do not) deal or become or cease to be interested (within the meaning of Part I of Schedule 13 to the Companies Act 1985) in any securities of the Company except in accordance with the Model Code of the London Stock Exchange for transactions in securities by directors and others and any legislation, regulations or rules for securities transactions applicable from time to time.

14.     RESTRICTIVE COVENANTS

14.1    In this CLAUSE 14 the following expressions have the following meanings:

        "CRITICAL PERSON"                 any person who was an employee, agent,
                                          director, consultant or independent
                                          contractor employed, appointed or
                                          engaged by the Company or any Relevant
                                          Group Company at any time within the
                                          Relevant Period who by reason of such
                                          employment, appointment or engagement
                                          and in particular his/her seniority
                                          and expertise or knowledge of trade
                                          secrets or confidential information of
                                          the Company or any Group Company or
                                          knowledge of or influence over the

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                                          clients, customers or suppliers of the
                                          Company or any Group Company is likely
                                          to be able to assist or benefit a
                                          business in or proposing to be in
                                          competition with the Company or any
                                          Relevant Group Company

        "RELEVANT CUSTOMER"               any person, firm company or
                                          organisation who or which at any time
                                          during the Relevant Period is or was:

                                          (a)   negotiating with the Company or
                                                a Relevant Group Company for the
                                                sale or supply of Relevant
                                                Products or Services; or

                                          (b)   a client or customer of the
                                                Company or any Relevant Group
                                                Company for the sale or supply
                                                of Relevant Products or
                                                Services; or

                                          (c)   in the habit of dealing with the
                                                Company or any Relevant Group
                                                Company for the sale of supply
                                                of Relevant Products or
                                                Services,

                                          and in each case with whom or which
                                          the Executive was directly concerned
                                          or connected or of whom or which the
                                          Executive had personal knowledge
                                          during the Relevant Period in the
                                          course of his employment hereunder

        "RELEVANT GROUP COMPANY"          any Group Company (other than the
                                          Company) for which the Executive has
                                          performed services under this
                                          Agreement or for which he has had
                                          management responsibility at any time
                                          during the Relevant Period

        "RELEVANT PERIOD"                 the period of 12 months immediately
                                          before the Termination Date

        "RELEVANT PRODUCTS OR SERVICES"   products or services which are of the
                                          same kind as or of a materially
                                          similar kind to or competitive with
                                          any products or services sold or
                                          supplied by the Company or any
                                          Relevant Group Company

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                                          within the Relevant Period and with
                                          which sale or supply the Executive was
                                          directly concerned or connected or of
                                          which he had personal knowledge during
                                          the Relevant Period in the course of
                                          his employment hereunder

        "TERMINATION DATE"                the date on which the Executive's
                                          employment under this Agreement
                                          terminates and references to "from the
                                          Termination Date" mean from and
                                          including the date of termination

        "RESTRICTED TERRITORY"            any area or territory in which the
                                          Executive worked or to which the
                                          Executive was assigned by the Company
                                          or any Relevant Group Company at any
                                          time during the Relevant Period.





14.2 The Executive will not without the prior written consent of the Company (such consent not to be unreasonably withheld) directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

        14.2.1 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any other business which supplies Relevant Products or Services in competition with the Company or any Relevant Group Company provided that this restriction does not apply to prevent the Executive from holding shares or other securities in any company which is quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which confer not more than 1% of the votes which could be cast at a general meeting of such company;

        14.2.2 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in any business

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                which at any time during the Relevant Period has supplied
                Relevant Products or Services to the Company or any Relevant Group Company or is or was at any time during the Relevant Period a Relevant Customer of the Company or any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the Company (or any Relevant Group Company as the case may be) or the Relevant Customer to cease or materially to reduce its orders or contracts with the Company or any Relevant Group Company;

        14.2.3 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply of Relevant Products or Services or endeavour to do so;

        14.2.4 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so;

        14.2.5 for a period of twelve months from the Termination date solicit, induce or entice away from the Company or any Relevant Group Company or, in connection with any business in or proposing to be in competition with the Company or any Relevant Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Critical Person whether or not such person would commit any breach of his or her contract of employment or engagement by leaving the service of the Company or any Relevant Group Company;

        14.2.6 use in connection with any business any name which includes the name of any Group Company or any colourable imitation of it.

14.3 Whilst the restrictions in this CLAUSE 14 are regarded by the parties as fair and reasonable, it is hereby declared that each of the restrictions in this CLAUSE 14 is intended to be separate and severable. If any restriction is held to be unreasonably wide but would be valid if part of the wording (including in particular but without limitation the defined expressions referred to in CLAUSE 14.1) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid.

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14.4    The parties agree that the period referred to in CLAUSES 14.2.1, 14.2.2,
        14.2.3, 14.2.4 AND 14.2.5 above will be reduced by one day for every day during which at the Company's direction and pursuant to CLAUSE 19.2 below the Executive has been excluded from the Company's premises and/or has not carried out any duties or has carried out duties other than his normal duties.

14.5 If the Executive breaches any of the provisions in this CLAUSE 14 the Company will be entitled by written notice to the Executive to extend the period during which the provisions of CLAUSE 14 which have been breached apply by an equivalent period to that during which the breach or breaches have continued, such additional period to commence on the date on which the said period would have otherwise expired. The Executive hereby agrees that if the Company so extends the period of any such restriction, this will not prejudice the right of the Company to apply to the Courts for injunctive relief in order to compel the Executive to comply with the provisions of this CLAUSE 14 and/or damages, as the case may be.

14.6 For the purposes of CLAUSES 14 and 15 the Company has entered into this Agreement as agent for and trustee of all Relevant Group Companies.

14.7 If the Executive applies for or is offered a new employment, appointment or engagement, before entering into any related contract the Executive will bring the terms of this CLAUSE 14 and CLAUSES 3,4,15 16, 17 AND
        19.2 to the attention of a third party proposing directly or indirectly to employ, appoint or engage him.

15.     CONFIDENTIALITY

15.1 The Executive acknowledges that in the ordinary course of his employment he will be exposed to information about the Company's business and the business of other Group Companies and that of the Company's and the Group Companies' suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or any of the Group Companies or to the general public and which if disclosed will be liable to cause significant harm to the Company or such Group Companies. The Executive has therefore agreed to accept the restrictions in this CLAUSE 15.

15.2 Without prejudice to CLAUSE 15.3 or 15.4 and subject to CLAUSE 15.3 the Executive will not during the period of his employment with the Company:

        15.2.1 sell or seek to sell to anyone information acquired by him in the course of his employment with the Company;

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        15.2.2  obtain or seek to obtain any financial advantage (direct or indirect) from disclosure of such information.

15.3 The Executive will not either during his employment or after its termination without limit in time for his own purposes or for any purposes other than those of the Company or any Group Company (for any reason and in any manner) use or divulge or communicate to any person, firm, company or organisation except to those officials of any Group Company whose province it is to know the same any secret or confidential information or information constituting a trade secret acquired or discovered by him in the course of his employment with the Company relating to the private affairs or business of the Company or any Group Company or their suppliers, customers, management or shareholders.

15.4    The restrictions contained in this CLAUSE 15 do not apply to:

        15.4.1 any disclosure authorised by the Board or required in the ordinary and proper course of the Executive's employment or as required by the order of a court of competent jurisdiction [or an appropriate regulatory authority] or otherwise required by law; or

        15.4.2 any information which the Executive can demonstrate was known to the Executive prior to the commencement of the Executive's employment by the Company or by a Group Company or is in the public domain otherwise than as a result of a breach by him of this CLAUSE 15; or

        15.4.3 any information disclosed to the Executive by a third party who is not bound by any duty of confidence to the Company or any Group Company.

15.5 The provisions of this CLAUSE 15 are without prejudice to the duties and obligations of the Executive to be implied into this Agreement at common law.

16.     PATENTS

16.1 The Executive must disclose immediately to the Company any discovery or invention or secret process or improvement in procedure made or discovered by the Executive during his employment in connection with or in any way affecting or relating to the business of the Company or any Group Company or capable of being used or adapted for use in or in connection with any such company ("Inventions") which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the Company may require.

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16.2    If requested by the Board (whether during or after the termination of his employment) the Executive will at the expense of the Company apply or join in applying for letters patent or other similar protection in the United Kingdom or any other part of the world for all Inventions and will do everything necessary (including executing documents) for vesting letters patent or other similar protection when obtained and all right and title to and interest in all Inventions in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require.

16.3 The Executive will (both during and after the termination of his employment) at the Company's expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to defend or protect for the benefit of the Company all Inventions and the right and title of the Company to them.

16.4 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect his obligations under this CLAUSE 16 on his behalf.

16.5 The provisions of CLAUSE 16.1 to 16.3 (inclusive) are without prejudice to the provisions of the Patents Act 1977.

17.     COPYRIGHT

17.1 The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights) throughout the world in works of any description produced by the Executive in the course of or in connection with his employment ("Works") will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law including all renewals and extensions.

17.2 The Executive will (both during and after the termination of his employment) at the Company's request and expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to assure, defend or protect the rights of the Company in all Works.

17.3 The Executive hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect the obligations of the Executive under this CLAUSE 17 on the Executive's behalf.

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17.4    For the purposes of CLAUSE 16 and CLAUSE 17, the Executive hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on him by Chapter IV Part 1 of the Copyright Designs and Patents Act 1988 in respect of any Inventions or Works in which the copyright is vested in the Company under CLAUSE 16, this CLAUSE 17 or otherwise.

18.     INCAPACITY

18.1 If the Executive is absent from his duties as a result of illness or injury he will notify the Chief Operations Officer as soon as possible and complete any self-certification forms which are required by the Company. If the incapacity continues for a period of seven days or more he will produce to the Company a medical certificate to cover the duration of such absence.

18.2 Subject to the rest of CLAUSE 18 and to CLAUSE 19.1.7 and subject to the receipt of the appropriate certificates in accordance with CLAUSE 18.1, if the Executive is absent from his duties as a result of illness or injury he will be entitled to payment of his salary at the full rate in respect of such illness or injury for a period (in total) of no more than 26 weeks in any period of 12 months (whether the absence is intermittent or continuous). Thereafter the Executive will not be entitled to any further payment from the Company or any other Group Company until the resumption of his duties.

18.3 If the Executive is absent from work because of any injury or condition (physical or mental and whether or not sustained in the course of his duties) caused wholly or partly by any act or omission of any person, firm, company or organisation (other than the Company or any Group Company) from whom the Executive may be or become entitled to recover damages or compensation, any sum paid by the Company to the Executive in respect of the said absence will be an interest free loan (subject to any limit imposed under the Companies Act 1985 or other relevant legislation) to the Executive repayable immediately by the Executive to the Company on recovery by him of any such damages or compensation.

18.4 If the Executive has been absent from work because of any injury or condition caused wholly or partly by the Company or any Group Company or any person for whom the Company or any Group Company is vicariously liable and for which the Executive may be or become entitled to recover damages or compensation, any such damages or compensation payable will be reduced by the amount of any sick pay (statutory or otherwise) paid to him and by the pension received or receivable by him in the period in respect of which such damages or compensation are calculated.

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18.5    The remuneration paid under CLAUSE 18.2 will include any Statutory Sick
        Pay payable and when this is exhausted will be reduced by the amount of any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered). For the avoidance of doubt the provisions of this CLAUSE 18 and any right or prospective right the Executive has or may have to receive any benefits under the Company's permanent heath insurance scheme referred to in CLAUSE 10.2.3 will not prejudice or limit in any way the Company's right to terminate this Agreement pursuant to CLAUSES 3.2, 3.3, 3.5, 19.1 or otherwise pursuant to its terms.

18.6 Whether or not the Executive is absent by reason of sickness, injury or other incapacity the Executive will at the request of the Board agree to have a medical examination performed by a doctor appointed and paid for by the Company and the Executive hereby authorises the Board to have unconditional access to any report or reports (including copies) produced as a result of any such examination as the Board may from time to time require and entitlements to salary pursuant to CLAUSE 18.2 will be conditional on the Executive complying with the terms of this CLAUSE 18.6.

19.     TERMINATION

19.1 The Company may terminate the Executive's employment immediately by summary notice in writing (notwithstanding that the Company may have allowed any time to elapse or on a former occasion may have waived its rights under this CLAUSE 19) if he:

        19.1.1 commits, repeats or continues any breach of any part of this Agreement or his obligations under it;

        19.1.2 in the performance of his duties under this Agreement or otherwise commits any act of gross misconduct or serious incompetence or does or omits to do any thing else which is seriously prejudicial to the interests of the Company or any Group Company;

        19.1.3 adversely prejudices or because of his behaviour is likely in the reasonable opinion of the Board to prejudice adversely the interests or reputation of the Executive, the Company or any Group Company;

        19.1.4 is convicted of any criminal offence involving dishonesty or violence other than an offence which does not in the reasonable opinion of the Board affect his position under this Agreement;

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        19.1.5  becomes bankrupt or enters into or makes any arrangement or composition with or for the benefit of his creditors generally;

        19.1.6  becomes of unsound mind;

        19.1.7 becomes incapacitated from performing all or any of his duties under this Agreement by illness, injury or otherwise for a period exceeding (in total) 26 weeks (or such longer period as the Company may agree) in any period of 12 months ; or

        19.1.8 becomes prohibited by law from being a director of a company or if the Executive ceases to be a director of the Company without the consent or concurrence of the Company.

19.2 Without prejudice to CLAUSE 4.1 after notice of termination has been given by either party pursuant to CLAUSE 3.2 or if the Executive seeks to or indicates an intention to resign as a director of the Company or any Group Company or terminate his employment, provided that the Executive continues to be paid and enjoys his full contractual benefits until his employment terminates in accordance with the terms of this Agreement, the Board may in its absolute discretion without breaking the terms of this Agreement or giving rise to any claim against the Company or any Group Company for all or part of the notice period (as the case may be):

        19.2.1 exclude the Executive from the premises of the Company and/or any Group Company;

        19.2.2 require him to carry out specified duties (consistent with the Executive's status, role and experience for the Company) other than those referred to in CLAUSE 4 or to carry out no duties;

        19.2.3 announce to employees, suppliers and customers and the London Stock Exchange that he has been given notice of termination or has resigned (as the case may be);

        19.2.4 instruct the Executive not to communicate orally or in writing with suppliers, customers, employees, agents or representatives of the Company or any Group Company until his employment hereunder has terminated.

19.3 On commencement of any period of exclusion pursuant to CLAUSE 19.2 the Executive will:

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        19.3.1  deliver up to the Company in accordance with CLAUSE 22 all property belonging to the Company or any Group Company; and

        19.3.2 resign in accordance with CLAUSE 23 from all offices and appointments he holds in the Company and any Group Company.

19.4 During any period of exclusion pursuant to CLAUSE 19.2 the Executive will not be entitled to accrue holiday or any bonus/profit share/performance-related pay under CLAUSE 7.4. Any untaken holiday entitlement accrued up to the date of commencement of leave should be taken during the leave period. The Executive agrees to notify the Company of any day or days during the exclusion period when he will be unavailable due to holiday and will endeavour to agree convenient holiday dates in advance with the Board.

19.5 At the expense of the Company, before and after termination of the Executive's employment, the Executive will provide the Company and/or any Group Company with reasonable assistance regarding matters of which he has knowledge and/or experience in any proceedings or possible proceedings in which the Company and/or Group Company is or may be a party.

19.6 The Executive agrees that at the expense and request of the Company and in any event on termination of his employment he will transfer or procure the transfer of all shares held by him in trust or as a nominee by virtue of his employment with the Company to such person or persons as the Company may direct. If the Executive fails to do so within seven days of any such request or the termination of his employment (as the case may be) the Company is irrevocably authorised to appoint a person or persons to execute all necessary transfer forms and other documentation on his behalf.

20.     DEDUCTIONS

        The Executive hereby authorises the Company to deduct from his remuneration (which for this purpose includes salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by the Executive to the Company or any Group Company, including but without limitation the balance outstanding of any loans (and interest where appropriate) advanced by the Company to the Executive.

21.     DELIVERY OF DOCUMENTS AND PROPERTY

        On termination of his employment for any reason (or earlier if requested) the Executive will immediately deliver up to the Company all property (including but not limited to documents and software, credit cards, keys and security passes) belonging to

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        it or any Group Company in the Executive's possession or under his control. Documents and software include (but are not limited to) correspondence, diaries, address books, databases, files, reports, minutes, plans, records, documentation or any other medium for storing information. The Executive's obligations under this CLAUSE 22 include the return of all copies, drafts, reproductions, notes, extracts or summaries (however stored or made) of all documents and software.

22.     RESIGNATION AS DIRECTOR

22.1 The Executive will on termination of his employment for any reason at the request of the Board give notice resigning immediately without claim for compensation (but without prejudice to any claim he may have for damages for breach of this Agreement):

        22.1.1 as a director of the Company and all such Group Companies of which he is a director; and

        22.1.2 all trusteeships held by him of any pension scheme or other trusts established by the Company or any Group Company or any other company with which the Executive has had dealings as a consequence of his employment with the Company.

22.2 If notice pursuant to CLAUSE 23.1 is not received by the relevant company within seven days of a request by the Company, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on the Executive's behalf.

22.3 Except with the prior written agreement of the Board, the Executive will not during his employment under this Agreement resign his office as a director of the Company or any Group Company and if he does so without the consent or concurrence of the Company, the Company will be entitled to terminate his employment pursuant to CLAUSE 19.1.8 or at the Company's absolute discretion, to treat such resignation as notice of termination given by the Executive to the Company pursuant to CLAUSE 3.2 and to suspend the Executive pursuant to CLAUSE 19.2.

22.4 The Executive will not be required to retire by rotation in accordance with any provisions in the Articles of Association of the Company. In all other respects the Executive's appointment as a director of the Company or any other Group Company will be subject to the Articles of Association from time to time of the relevant company.

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23.     RIGHTS FOLLOWING TERMINATION

        The termination of the Executive's employment under this Agreement will not affect any of the provisions of this Agreement which expressly operate or lawfully have effect after termination and will not prejudice any right of action already accrued to either party in respect of any breach of any terms of this Agreement by the other party.

24.     DISCIPLINARY AND GRIEVANCE PROCEDURES

24.1 The disciplinary procedure is not incorporated by reference in this Agreement and The Company does not have a formal disciplinary procedure which is applicable to the Executive.

24.2 If the Executive has a grievance in relation to his employment or is dissatisfied with a disciplinary decision against him he may apply in writing to the Board of Directors whose decision will be final.

25.     NOTICES

        Notice under this Agreement by the Executive to the Company should be addressed to the Company and left at its registered office or sent by first class post to its registered office and notices given by the Company to the Executive should be served personally or sent by first class post or sent by facsimile transmission to his usual or last known place of residence in England and in case of service by post the day of service will be 48 hours after posting.

26.     MISCELLANEOUS

26.1 This Agreement will be governed by and interpreted in accordance with the law of England and Wales.

26.2 The parties to this Agreement submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.

26.3 Any delay by the Company in exercising any of its rights under this Agreement will not constitute a waiver of such rights.

THIS DOCUMENT is executed as a deed and delivered by the Executive on the date stated at the beginning of this Deed.


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SIGNED by                                     ) /s/ H.W. Thacker

duly authorised to sign for and on behalf of  )
uDate.Com Limited                             )
in the presence of:                           )

Witness signature:                            /s/ Anthony Dunn

Name:

Address:

Occupation:                                   Technologist


SIGNED by Melvyn Morris                       ) /s/ Melvyn Morris
in the presence of:                           )

Witness signature:                            /s/ Anthony Dunn

Name:

Address:

Occupation:                                   Technologist



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